CONSULTANCY AGREEMENT

Made and Entered Into on
22th May 2011 Between

Blue Sphere Ltd or any one of Blue Sphere'S affiliated companies, (hereinafter: "**BLUE SPHERE"**) a duly organized legal entity having its primary offices at 35 asuta st. Even Yehuda, 40500 Israel

Of the first part, and

BLUEBIRD Finance & Projects Ltd., registered in Israel, (hereinafter: "**BLUEBIRD**"), having its primary offices at 3, Anda Amir Street, Haifa.

Of the second part:

WHEREAS BLUEBIRD has the knowledge and experience in structuring and closing project financing deals, having worked with international and local investment banks, multilateral and bilateral agencies, capital market institutions and export agencies; and

WHEREAS BLUE SPHERE specializes in developing infrastructure projects around the world and is planning to pursue new projects and is therefore seeking project financing services ; and

WHEREAS BLUE SPHERE and BLUEBIRD view and acknowledge that in light of their respective interests, strengths and capabilities, each Party will benefit from the cooperation under the terms set forth herein,

NOW, THEREFORE, in consideration of the mutual undertakings hereinafter set forth the Parties hereto agree and warrant as follows: ,

The Preamble to this Agreement constitutes an integral part hereof

1. Definitions:

a)	The Agreement:	This agreement.
b)	The Party/ies:	The parties to this agreement
c)	Project(s):	Any transaction, project or venture for which BLUEBIRD shall render it's financial Services hereunder
d)	The Retainer Fee:	As referred to in section 4.a) below.
e)	The Effective Date:	The date of signing of the Agreement.

2. **Warranties**:

a) The Parties mutually warrant that they are willing and able to enter into the Agreement.

b) The Parties mutually warrant that the Agreement and its provisions are not contradictory or in violation to any other obligation or undertaking they may have.

3. **BLUEBIRD services ("Services"):**

a) BLUEBIRD shall serve as a non exclusive independent financial consultant to BLUE SPHERE.

b) BLUEBIRD will render the Services in a professional and timely manner.

c) BLUEBIRD's consulting services will consist of the followings:

- Serve as BLUE SPHERE's financial consultant arm to allow BLUE SPHERE using financing as a marketing tool.
- Evaluate the different potential projects at the marketing stage if they can be financeable (go/no go procedure).
- Review the agreements and make recommendations so that they will qualify for financing.
- Search for potential financing parties suitable for The Projects and introduce them to BLUE SPHERE
- Accompany BLUE SPHERE representative in meetings regarding financing activities of the Projects based on a time schedule coordinated between the Parties.
- Organize financing packages for BLUE SPHERE projects and financing framework in target markets.

- The Services shall be carried out primarily by Nir Bareket.

4. **BLUE SPHERE's Obligations**:

a) In consideration for BLUEBIRD.'s Services, BLUE SPHERE shall pay BLUEBIRD a monthly Retainer fee of 15,000 shares (Fifteen Thousand USD).

b) BLUE SPHERE will reimburse BLUEBIRD out-of pocket expenses incurred directly in connection with the activities described in Paragraph 3 above, including but not limited to the cost of business class travel, accommodation and telecommunications.Any of these expenses will be subject to written approval by BSC in advance..

c) In addition, BLUE SPHERE shall pay BLUEBIRD a success fee of 2% (Two Percept) for each financial package arranged and executed for BLUE SPHERE Projects. The minimum fee for each project will be USD 50,000.

The Success Fee shall be paid to BLUEBIRD within 7 days from the date BSC receives funds as a result of closing a financing package through BLUEBIRD services.

5. **No Agency or Employment**

a) BLUEBIRD shall not present itself nor shall it be deemed as BLUE SPHERE's agent or representative.

b) BLUEBIRD shall not be considered, for any purpose whatsoever, BLUE SPHERE's employee. Should any competent court or other judiciary entity rule in favor of any income tax, social or other benefits that should have been paid by BLUE SPHERE to

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c) The Agreement does not create any agency, partnership, joint venture or other joint relationship between the Parties hereto except as specifically stated above.

d) For the purpose of providing the Service BLUEBIRD shall rely solely on such information on The Projects provided by BLUE SPHERE or brought to it's attention and BLUEBIRD shall not therefore be liable, in any way whatsoever, for the accuracy of such information.

Without derogating from the foregoing provisions, the maximum of BLUEBIRD liability, in respect of any damage of whatever type or category, is limited to the Retainer amount received by it, except if otherwise concluded through legal act

6. Term of Agreement

a) The Agreement shall be valid for a period of 24 (Twenty Four) months as of the Effective Date (hereinafter: "the Initial Period").

b) The Parties may with mutual consent, agree to extend the period beyond the Initial Period.

c) In the event this agreement is not extended beyond the Initial Period or terminated pursuant to section 7, BLUEBIRD shall be entitled to the Success Fee as set out in section 4 on all established financing framework done through Blubird's services before the day of termination or expiry of this Agreement.

7. Termination of Agreement

a) Notwithstanding the aforementioned, any Party may terminate this Agreement without cause subject to a written notice delivered to the other Party 60 (Sixty) days prior to such termination.

b) Out of Pocket expenses incurred up to the date of termination shall be payable in accordance with paragraph 4.

8. Assignment

a) BLUE SPHERE may assign the Agreement to any of its affiliated companies.

b) BLUEBIRD. may not assign any of it's rights or obligations under the Agreement to any entity without the prior written authorization of BLUE SPHERE.

9. Governing Language and Law:

The provisions of the Agreement will be governed and construed in accordance with the laws of Israel.

10. Disputes:

a) The Parties will provide their best efforts to solve any differences between them in good faith and by means of negotiation and bilateral discussions.

b) Should the Parties not be able to resolve such disputes or differences, such matters will be brought before a mutually agreed mediation in Israel.

c) Should the Parties not be able to resolve such disputes or differences as in section 10 b, each party will have the right to seek the exclusive resolution of the appropriate courts in Tel Aviv, Israel.

11. **Confidentiality**:

a) This Agreement and any other matter related to it, including any documentation or information provided by BLUE SPHERE to BLUEBIRD , in any manner or form (by oral, digital, written or other fashion) shall be considered confidential information (herein: "Confidential Information") by BLUE BIRD and, at all times, will remain the BLUE SPHERE's proprietary information and shall not be disclosed to any third party unless so required under prevailing law or following written authorization by the BLUE SPHERE. BLUE BIRD will observe the same level of confidentiality in order to avoid unlawful disclosure or use of the Confidential Information, as it would have reasonably used regarding its own confidential or proprietary information of same degree of importance.

Nevertheless, information will not be considered Confidential Information, and BLUE BIRD will not have any liabilities regarding such information in case such information fulfills any one of the following conditions:

- The information has already been known to the BLUE BIRD , but not by way of a breach of any agreement or obligation, or
- The information has been known or becomes known publicly but not by way of a breach of any agreement or obligation, or
- The information has been legally received by BLUE BIRD from a third party without restriction and without violation of the Agreement, or
- The information has been developed independently by the BLUE BIRD, provided that the person or persons having developed this information have not had access to the Confidential Information, and if they had, that the information does not contain or is not a derivative of the Confidential Information, or

b) As per BLUE SPHERE's demand, BLUE BIRD will immediately return any Confidential Information (including all the copies) received from BLUE SPHERE. Such returned Confidential Information shall include (but shall not be limited to) documents, samples, work books, schedules, charts, drawings, specifications, notes, notebooks, written technical information and other relevant received material.

Notwithstanding anything to the contrary in the Agreement, the provision in section 11 shall be in force for a period of 5 years as of the Effective Date.

12. **Miscellaneous**:

a) VAT shall be added to any payments under the Agreement.

b) Notices to any of the Parties shall be sent to the address appearing by their names in the preamble of the Agreement.

c) This Agreement may be modified only in writing.

IN WITNESS WHEREOF, the Parties have executed this AGREEMENT the date first mentioned above:

Shlomi Palas

S. Palas

BLUE SPHERE Corp.

BLUEBIRD